UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 22, 2017

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2017 Annual Meeting of Stockholders of Citrix Systems, Inc. (the “Company”) held on June 22, 2017 (the “Annual Meeting”), the Company’s stockholders approved the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Restated Plan”).

The material amended provisions of the Restated Plan are:

•	The maximum number of shares of common stock available for issuance under the Restated Plan is 46,000,000; and

•	Subject to the terms of the Restated Plan, awards granted under the Restated Plan to non-employee directors cannot exceed more than $795,000 during any calendar year and the value of all cash compensation to such non-employee directors, not including the value of any awards under the Restated Plan, cannot exceed $500,000 in any calendar year.

A detailed summary of the Restated Plan is set forth in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 27, 2017 (the “Proxy Statement”) under the caption “Proposal 2 Approval of Citrix Systems, Inc. Amended and Restated Equity Incentive Plan,” which summary is incorporated herein by reference. That detailed summary of the Restated Plan and the foregoing description of the Restated Plan are qualified in their entirety by reference to the full text of the Restated Plan, which is filed hereto as Exhibit 10.1 and incorporated by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting, the Company’s stockholders approved the five proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Notice of Annual Meeting and Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 27, 2017.

Proposal 1

To elect Robert M. Calderoni, Nanci E. Caldwell, Jesse A. Cohn, Robert D. Daleo, Murray J. Demo, Peter J. Sacripanti, Graham V. Smith, Godfrey R. Sullivan, and Kirill Tatarinov as directors to each serve for a one-year term expiring at the Company’s annual meeting of stockholders in 2018 or until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert M. Calderoni	101,392,347	9,611,344	55,222	11,116,426
Nanci E. Caldwell	104,849,256	6,160,629	49,028	11,116,426
Jesse A. Cohn	110,310,806	692,120	55,987	11,116,426
Robert D. Daleo	109,547,685	1,454,489	56,739	11,116,426
Murray J. Demo	108,778,581	2,223,051	57,281	11,116,426
Peter J. Sacripanti	109,450,137	1,549,429	59,347	11,116,426
Graham V. Smith	104,175,421	6,831,888	51,784	11,116,426
Godfrey R. Sullivan	109,174,683	1,832,162	52,068	11,116,426
Kirill Tatarinov	110,064,803	943,272	50,838	11,116,426

Proposal 2

To approve an amendment and restatement of the Company’s 2014 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
98,781,639	12,094,949	182,325	11,116,426

Proposal 3

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017:

Votes For	Votes Against	Abstentions	Broker Non-Votes
119,006,411	3,076,230	92,698	0

Proposal 4

To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
95,328,848	15,511,237	218,828	11,116,426

Proposal 5

To recommend, on an advisory basis, the frequency of holding future advisory votes on the compensation of the Company’s named executive officers:

1 YEAR	2 YEARS	3 YEARS	Abstentions	Broker Non-Votes
100,225,560	61,335	10,735,377	36,641	11,116,426

Consistent with a majority of the votes cast with respect to Proposal 5 and with the recommendation of the Company’s Board of Directors, the Company will hold a stockholder advisory vote on the compensation of the Company’s named executive officers annually until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers as required pursuant to Section 14A(a)(2) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Item 9.01. Financial Statement and Exhibits.

Exhibit No.	Description

10.1	Citrix Systems, Inc. Amended and Restated 2014 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrix Systems, Inc.

Dated: June 27, 2017	By:	/s/ David J. Henshall
Name: David J. Henshall
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Citrix Systems, Inc. Amended and Restated 2014 Equity Incentive Plan

5